Exhibit 10.56

              RESTRICTED STOCK AWARD AGREEMENT FOR
                   THE FLEMING COMPANIES, INC.
                    1996 STOCK INCENTIVE PLAN

          THIS RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") entered into as of the 21st day of December, 1999, by and between Fleming Companies, Inc., an Oklahoma corporation (the "Company"), and John M. Thompson (herein referred to as the "Participant");

                      W I T N E S S E T H:

          WHEREAS, the Company has previously adopted the Fleming
Companies, Inc. 1996 Stock Incentive Plan and certain amendments thereto (the "Plan"); and

          WHEREAS, in connection with his employment with the Company and anticipated future duties with eMAR.net, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (together with its affiliates, successors and assigns hereinafter referred to as "eMAR"), the Company has awarded the Participant 15,000 shares of common stock under the Plan subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the Participant and the Company agree as follows (all capitalized terms used herein, unless otherwise defined, have the meaning ascribed to such terms as set forth in the Plan):

     1. The Plan. The Plan, a copy of which is attached hereto as Exhibit A, is hereby incorporated by reference herein and made a part hereof for all purposes, and when taken with this Agreement shall govern the rights of the Participant and the Company with respect to the Award (as defined below).

     2. Grant of Award. The Company hereby grants to the Participant an award (the "Award") of 15,000 shares of Company common stock, par value $2.50 per share (the "Stock"), on the terms and conditions set forth herein and in the Plan.

     3.   Terms of Award.

          (a) Escrow of Shares. A certificate representing the shares of Stock subject to the Award (the "Restricted Stock") shall be issued in the name of the Participant and shall be escrowed with the Secretary of the Company (the "Escrow Agent") subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement.

          (b) Vesting. Vesting of the shares of Restricted Stock is subject to fulfillment of all of the following conditions: (i) subject to Sections 3(e) and 4, continuous employment by the Participant with the Company or eMAR (whether or not then owned 50% or more by the Company) through December 20, 2002 and (ii) subject to Section 3(c), occurrence of the "Valuation Shortfall." The "Valuation Shortfall" shall occur if on December 20, 2002, the "Fair Market Value" of Participant's "Equity Awards" in eMAR does not exceed the Fair Market Value of the shares of Restricted Stock assuming they were then fully vested.

          (c) Occurrence of the Valuation Shortfall. In the event the Valuation Shortfall has occurred and the Participant has remained continuously employed by the Company or eMAR through December 20, 2002, all or a portion of the Restricted Stock shall vest such that the Fair Market Value of the Vested Stock (rounded to the nearest whole share) shall equal the difference between
(i) the Fair Market Value of the Restricted Stock assuming the shares of Restricted Stock were then fully vested and (ii) the Fair Market value of the Participant's Equity Awards in eMAR.
The remaining shares of Restricted Stock, if any, shall be absolutely forfeited.

          (d) Nonoccurrence of the Valuation Shortfall. In the event the Valuation Shortfall has not occurred and/or the Participant has not remained continuously employed by the Company or eMAR through December 20, 2002, all of the Restricted Stock shall be absolutely forfeited and the Participant shall have no interest therein of any kind whatsoever.

          (e) Termination of Employment. In the event the Participant's employment with the Company or eMAR is terminated prior to December 20, 2002 by reason of (i) death, (ii) disability, (iii) without "Cause," or (iv) by the Participant for "Good Reason," then all shares of Restricted Stock (including any "Accrued Dividends") shall immediately vest. Once vested pursuant to the terms of this Agreement, the Restricted Stock shall be deemed "Vested Stock."

          (f) Voting Rights and Dividends. The Participant shall have all of the voting rights attributable to the shares of Restricted Stock issued to him. Regular quarterly cash dividends declared and paid by the Company with respect to the shares of Restricted Stock shall be paid to the Participant. Any extraordinary dividends declared and paid by the Company with respect to shares of Restricted Stock ("Accrued Dividends") shall not be paid to the Participant, but shall be accrued and paid to the Participant when the Restricted Stock becomes Vested Stock. Accrued Dividends shall be held by the Company as a general obligation and paid to the Participant at the time the underlying Restricted Stock becomes Vested Stock.

          (g) Forfeiture. Restricted Stock that does not become Vested Stock pursuant to the terms of this Agreement shall be absolutely forfeited and the Participant shall have no further interest therein of any kind whatsoever. In the event the Participant's employment with the Company or eMAR is terminated prior to December 20, 2002 for any reason other than (i) death,
(ii) disability, (iii) without Cause, or (iv) by the Participant for Good Reason, then, all remaining shares of Restricted Stock which have not yet been vested (including any Accrued Dividends) shall be absolutely forfeited and the Participant shall have no further interest therein of any kind whatsoever.

          (h)  Certain Definitions.

               (i) Cause. For purposes of this Agreement, termination of the employment for "Cause" shall mean termination for one of the following reasons: (A) the conviction of the Participant of a felony by a federal or state court of competent jurisdiction; (B) an act or acts of dishonesty taken by the Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company or eMAR (the
"Employer"); or (C) the Participant's "willful" failure to follow a direct, reasonable and lawful written order from his supervisor, within the reasonable scope of the Participant's duties, which failure is not cured within 30 days. Further, for purposes of this Subsection:

                    (1)  No act, or failure to act, on the
Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Employer.

                    (2)  The Participant shall not be deemed to
have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the board of directors of the Employer at a meeting called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the board of directors), finding that in the good faith opinion of the board of directors the Participant was guilty of conduct set forth in clauses (A), (B) or (C) above and specifying the particulars thereof in detail.

               (ii) Equity Awards. The term "Equity Awards" shall mean all of the stock options, restricted stock awards, phantom stock units, stock appreciation rights or any other award of any kind wherein the value is attributable to, or based on, a "Security," including any and all Securities into which such Equity Awards may have been converted or exchanged together with the proceeds from any sale, exchange or other disposition thereof.

               (iii) Fair Market Value. The term "Fair Market Value" shall have the following meanings depending upon the type of property to which the term is applied:

                    A.  In the case of a share of stock as of
any date, the following rules shall apply:

                         (1)  If the principal market for the stock is
a national securities exchange or the Nasdaq National Market (the "National Market"), then the Fair Market Value as of that date shall be the average of the lowest and highest reported sale prices of the stock for the preceding fifteen trading days on the principal exchange on which the stock is then listed or admitted to trading.


                         (2)  If sale prices are not available or if
the principal market for the stock is not a national securities exchange or the National Market, then the Fair Market Value as of that date shall be the average of the highest bid and lowest asked prices for the stock for the preceding fifteen trading days as reported on the Nasdaq market, the Nasdaq OTC Bulletin Board Service or by the
National Quotation Bureau, Incorporated or a comparable service.

                         (3)  If paragraphs (1) and (2) next above are
otherwise inapplicable, then the Fair Market Value of the stock shall be determined in good faith by the Committee.

                    B.  In the case of all other Securities or
property the term Fair Market Value shall mean the value determined as of a particular date by an independent accounting firm or other outside consultant selected by the Company.

               (iv) Good Reason.  For purposes of this Agreement,
"Good Reason" means the assignment to the Participant, without his consent, of any duties inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities or any other action by the Employer which results in a diminishment in such position, compensation, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Employer promptly after receipt of written notice thereof given by the Participant.

               (v) Security. The term "Security" shall have the meaning ascribed to it in the Securities Act of 1933, as amended.

               (vi) Valuation Shortfall. The term "Valuation Shortfall" shall be determined as follows:

                    A. The Participant shall deliver to the Company a list of all Equity Awards in eMAR he has received during the period beginning December 21, 1999 and ending December 20, 2002, together with copies of all related plans, agreements or arrangements.

                    B. The list will be referred by the Company to an independent accounting firm or other outside consultant selected by the Company to determine the Fair Market Value of the Equity Awards.

                    C. The report of the independent accounting firm or other outside consultant shall be delivered to the Committee and the Participant; and the Committee shall make the final determination of whether the Valuation Shortfall has occurred.

          (i) Vested Stock - Removal of Restrictions. Upon Restricted Stock becoming Vested Stock, all restrictions shall be removed from the certificates representing such Stock and the Secretary of the Company shall deliver to the Participant certificates representing such Vested Stock free and clear of all restrictions, except for any applicable securities laws restrictions, together with a check in the amount of all Accrued Dividends and, to the extent the Accrued Dividends are in the form of property instead of cash, the property, without interest thereon.

     4. Change of Control. Upon the occurrence of a Change of Control Event prior to December 20, 2002, all Restricted Stock shall become Vested Stock and the Company shall deliver to the Participant certificates representing the Vested Stock free and clear of all restrictions, together with any Accrued Dividends attributable to such Vested Stock without interest thereon.

     5. Legends. The shares of Stock which are the subject of the Award shall be subject to the following legend:

          "THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ARE TRANSFERRABLE ONLY IN ACCORDANCE WITH THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT FOR THE FLEMING COMPANIES, INC. 1996 STOCK INCENTIVE PLAN DATED THE 21ST DAY OF DECEMBER, 1999. ANY ATTEMPTED TRANSFER OF THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF SUCH AGREEMENT SHALL BE NULL AND VOID AND WITHOUT EFFECT. A COPY OF THE AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF FLEMING COMPANIES, INC."

     6. Stock Powers and the Beneficiary. The Participant hereby agrees to execute and deliver to the Secretary of the Company a stock power (endorsed in blank) in the form of Exhibit B hereto covering his Award and authorizes the Secretary to deliver to the Company any and all shares of Restricted Stock that are forfeited under the provisions of this Agreement. The Participant further authorizes the Company to hold as a general obligation of the Company any Accrued Dividends and to pay such dividends to the Participant at the time the underlying Restricted Stock becomes Vested Stock.

     7. Nontransferability of Award. The Participant shall not have the right to sell, assign, transfer, convey, dispose, pledge, hypothecate, burden, encumber or charge any shares of Restricted Stock or any interest therein in any manner whatsoever.

    8. Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Participant shall be in writing, shall be deemed to have been made if personally delivered in return for a receipt, or if mailed, by regular U.S. mail, postage prepaid, by the Company to the Participant at his last known address evidenced on the payroll records of the Company.

     9. Binding Effect and Governing Law. This Agreement shall be (i) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as may be limited by the Plan and (ii) governed and construed under the laws of the State of Oklahoma.

     10. Withholding. The Company and the Participant shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income, employment or other taxes relating to the Award (including Accrued Dividends).

    11. Award Subject to Claims or Creditors. The Participant shall not have any interest in any particular assets of the Company, its parent, if applicable, or any Subsidiary by reason of the right to earn an Award (including Accrued Dividends) under the Plan and this Agreement, and the Participant or any other person shall have only the rights of a general unsecured creditor of the Company, its parent, if applicable, or a Subsidiary with respect to any rights under the Plan or this Agreement.

     12. Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.

     13. Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall form but one agreement.

     14. Protection of Business as Consideration. As specific consideration to the Company for the Restricted Stock Award:

          (a) Confidential Information. The Participant acknowledges that during the course of his employment with the Company and/or eMAR, he will have access to and gain knowledge of highly confidential and proprietary information and trade secrets. He further acknowledges that the misuse, misappropriation or disclosure of this information could cause irreparable harm to the Company and/or eMAR, both during and after the term of his employment. Therefore, he agrees that during his employment and at all times thereafter he will hold in a fiduciary capacity for the benefit of the Company and/or eMAR and will not divulge or disclose, directly or indirectly, to any other person, firm or business, all confidential or proprietary information, knowledge and data (including, but not limited to, processes, programs, trade "know how," ideas, details of contracts, marketing plans, strategies, business development techniques, business acquisition plans, personnel plans, pricing practices and business methods and practices) relating in any way to the business of the Company and/or eMAR, customers, joint ventures, licensors, licensees, distributors and other persons and entities with whom the and/or eMAR does business ("Confidential Data"), except upon the written consent of the Company or as required by the Participant's duties with the Company and/or eMAR, for so long as such Confidential Data remains confidential and all such Confidential Data, together with all copies thereof and notes and other references thereto, shall remain the sole property of the Company and/or eMAR.

          (b) No Solicitation of Employees or Business. The Participant agrees that he will not either directly, or in concert with others, recruit, solicit or induce, or attempt to induce, any employees of the Company or eMAR to terminate their employment with the Company or eMAR and/or become associated with another employer. The Participant further agrees that he will not either directly, or in concert with others, solicit, divert or take away or attempt to divert or take away, the business of any of the customers or accounts of the Company or eMAR. The Participant agrees that his promises contained in this Section 14(b) shall continue in effect until the first anniversary of his termination/separation of employment.

          (c) Consequences of Breach of Limitations. The Participant acknowledges that damages which may arise from a breach of Section 14 may be impossible to ascertain or prove with certainty. In addition to the other legal or equitable remedies which may be available, the parties agree the Company shall be entitled to an immediate injunction from a court of competent jurisdiction to end such breach without further proof of damages.

          15. Arbitration of Disputes. Any disputes, claims or controversies between the Participant and the Company which may arise out of or relate to this Agreement shall be settled by arbitration. This agreement to arbitrate shall survive the termination of this Agreement. Any arbitration shall be in accordance with the Rules of the American Arbitration Association and shall be undertaken pursuant to the Federal Arbitration Act. Arbitration will be held in Dallas, Texas unless the parties mutually agree on another location. The decision of the arbitrator(s) will be enforceable in any court of competent jurisdiction. The arbitrator(s) may, but will not be required, to award such damages or other monetary relief as either party might be entitled to receive from a court of competent jurisdiction. Nothing in this agreement to arbitrate shall preclude the Company from obtaining injunctive relief from a court of competent jurisdiction prohibiting any on-going breaches of the Agreement by the Participant pending arbitration. The arbitrator(s) may also award costs and attorneys' fees in connection with the arbitration to the prevailing party; however, in the arbitrator's(s') discretion, each party may be ordered to bear its/his own costs and attorneys' fees.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

"COMPANY"                          FLEMING COMPANIES, INC., an
                                   Oklahoma corporation


                                 By SCOTT M. NORTHCUTT
                                    Scott M. Northcutt, Senior
                                    Vice President - Human
                                    Resources

"PARTICIPANT"                      JOHN M. THOMPSON
                                   John M. Thompson

                            Exhibit A


               [Copy of 1996 Stock Incentive Plan]

                            Exhibit B

              ASSIGNMENT SEPARATE FROM CERTIFICATE


          FOR VALUE RECEIVED, __________________, an individual, hereby irrevocably assigns and conveys to ________________________, ______________ AND NO/100 (_____)
shares of the Common Capital Stock of Fleming Companies, Inc., an Oklahoma corporation, $2.50 par value.


DATED: